Exhibit 95

Mine Safety Disclosures

Our mines are operated subject to the regulation of the Federal Mine Safety and Health Administration (“MSHA”), under the Federal Mine Safety and Health Act of 1977 (the “Mine Act”). The following mine safety data is provided pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”).

As required by the reporting requirements of the Dodd-Frank Act, as amended, the table below presents the following information for the quarter ended September 30, 2025. (in whole dollars) (Unaudited)

Received
								Received	Notice of	Legal
								Notice of	Potential	Actions
			Section			Total Dollar	Total	Pattern of	to have	Pending	Legal	Legal
	Section		104(d)			Value of	Number	Violations	Patterns	as of	Actions	Actions
	104	Section	Citations	Section	Section	MSHA	of Mining	Under	Under	Last	Initiated	Resolved
	S&S	104(b)	and	110(b)(2)	107(a)	Assessments	Related	Section	Section	Day of	During	During
Mine	Citations	Orders	Orders	Violations	Orders	Proposed	Fatalities	104(e)	104(e)	Period	Period	Period
Dry Creek (26-02646)	—	—	—	—	—	$—	—	no	no	—	—	—

Includes legal actions initiated during the period.